UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
FAREED DAWUD ALI ESTATE
(Exact name of Registrant as specified in its charter)

(Translation of Registrant?s name into English)





United States Minor, Outlying Islands

6798


(State or other jurisdiction of
incorporation or organization)

(Primary Standard Industrial
Classification Code Number)

(I.R.S. Employer
Identification No.)
FAREED DAWUD ALI, Estate.
Executor Office.
Nation Georgia.
General-Post Office.
Sycamore Drive 2567.
Conyers.
United States Minor, Outlying Islands.
Near. [30094-9998]

(Address, including zip code, and telephone number, including area code, of Registrants principal executive offices)


Fareed Ali
2567 Sycamore Drive
Conyers, Georgia 30094
678-723-5322
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
CALCULATION OF REGISTRATION FEE



Title of each class of securities to be registered

Proposed maximum
aggregate offering
price(1)(2)

Amount of
registration fee
PAYMENT BOND

U.S.$612,610.89
U.S.$83.56

To:
Agents and
Representatives, successors and assigns, of the UNITED STATES and all subdivisions of same; FEDERAL RESERVE Officers and Boards of Directors and subdivisions; All local, State, Federal, and/or international or multinational governments, corporations, agencies, the International Monetary
Fund; the Queen of England and all subordinates; the Vatican and all subordinates, successors and assigns:
This is actual and constructive public notice by Executor, Beneficiary as owner and holder of all right, title, and interest of the instrument claim number
0034893164 Suntrust Bank along with all attachments, proceeds there from are fully claimed.
This is actual and constructive public notice by Executor, Beneficiary as owner and holder of all right, title, and interest with the special deposit instrument claim number 0034893164 Suntrust Bank along with all attachments proceeds there from are hereby fully transferred and withdrawn from general deposit.
This is actual and constructive public notice by Executor, Beneficiary as owner and holder of all right, title, and interest with the special deposit instrument claim number 0034893164 Suntrust Bank along with all attachments proceeds there from are hereby fully transferred and redeposit into a special deposit.
NOW, THEREFORE the undersigned Executor/Beneficiary being of sound mind and honorable intentions, for the purpose of protecting secured interest, reserving rights of recourse, remedy, and subrogation, and maintaining the honor of the above named account holders and accounts, do hereby issue the Payment Bond to wit.
The Executor do hereby knowingly and with full disclosure hold, bind and obligate hisself jointly and severally by this instrument as the individual Surety for
all the above mentioned account holders.

BOND ORDER
1. Suntrust Bank shall discharge and vacate all pre-existing and current liabilities as may exist without exception, dollar for dollar up to and including the full face value amount of this bond.
2. This Bond Expires at 11:59 PM, June 29, 2016


DEFINITIONS

The definitions of words, phrases and sentences used in the following are those of the common man/woman.Words and their meanings are defined as those meanings as accepted in the casual course of human interaction in a civilized community similarly educated and experienced as to their use.
Terms of Art and Words of Art, as they are known in corporate Legal writings, are foreign to this document unless used descriptively herein and may not be interjected or construed by any agent or authority without signed contractual permission of Executor.

NOMENCLATURE
Notice to all interested parties, recipients, Principals and Agents.
Within the context of this registration Statement and Claim, and future issues of instruments/claims contemplated and described herein, the names, titles and designations listed below are synonymous in use and intent, and noted as reference to the Executor.
Fareed Dawud Ali, Fareed D. Ali, Fareed Ali, Dawud
Ali, his, himself, man.
All Titles of designation referring to the Executor, Beneficiary contained within the following registration Statement, i.e.
Executor and Beneficiary
are synonymous in use or intent
All Titles of designation contained herein, used as or in reference to corporate government entities, Agents or Officers, successors or subdivisions, included but not limited to, United
States, United States,
Inc., United States
Government, United States of America, GEORGIA, UNITED STATES,
UNITED STATES OF AMERICA, UNITED STATES INC., U.S.
Government and U.S.
are synonymous in use and intent
relative to, and within, the specific context used/referenced.

ACCEPTANCE OF OATH OF PRESIDENT OF THE UNITED STATES

Know all men by these presents that I Fareed Ali Executor, hereby accept the Article II, Section 1, Clause 8, Oath of the President of the United
States in which he stated: I do solemnly swear (or affirm) that I will faithfully execute the Office of President of the United States and will to the best of my ability, preserve, protect and defend the Constitution of the United States
I accept the
Presidents Oath as an offer to me made in good faith and I respectfully demand that he work for my benefit. I accept the Presidents position as executive Trustee and publicly declare him to be my executive Trustee in regard to each trust mentioned herein. I accept my position as Beneficiary of these several trusts.
I recognize that the Constitution creates a trust between the United States and the People, as in to acknowledge or take notice of in some definite way,
I recognize the President of the United States as executive Trustee of the trust created by the Constitution. I hereby publicly acknowledge and accept my position as a Beneficiary of the trust created by the Constitution.
I hereby claim all
equitable title
and interest available to me as a Beneficiary of this trust. As a Beneficiary of this trust, I recognize that the United States citizen that I represent is a priority stockholder in the corporate United States and through that citizen I have first and foremost position in equity in the United States, and a right to various distributions from that trust.
I recognize that in 1933 President Franklin D. Roosevelt created another trust between the United States and the People. I recognize the President of the United States as executive Trustee of the trust created by President
Roosevelt in 1933.
I hereby publicly acknowledge and accept my position as a Beneficiary of the trust created by President Roosevelt in 1933. As a Beneficiary of this trust,
I recognize the United States citizen I represent is a priority stockholder in the corporate United States, and therefore,I have first and foremost position in equity and a right to various distributions from that trust. Affiant recognizes the
proprietary antecedent claim(s) derived from or on the basis of these pre-existing contracts.

BENEFICIARY RIGHTS / RIGHT TO ISSUE PAYMENT BOND

As a Beneficiary of the several trusts created by the Constitution and by President Roosevelt, I hereby claim my right to issue a payment bond for value of any instrument(s) issued for value.

See: Title 31 Subtitle IV Chapter
51 Subchapter II Sec.5118 Gold clauses and consent to sue. Also that, Legal Tender, under the Uniform Commercial Code (U.C.C.),
Section 1-201 (24) (Official Comment)
The referenced Official Comment notes that the definition of money is not limited to legal tender, under the U.C.C.. The test adopted is that of sanction of government, whether by authorization before issue or adoption afterward, which recognizes the circulating medium as a part of the official currency of that government. The narrow view that money is limited to legal tender is rejected.

DECLARATIONS

Declaration 1. Executor/Beneficiary has no record or evidence that Executor/Beneficiary may not issue Debt Instruments privately with Original Issue Discount (OID) 26 CFR 1.1275-1(g) and 1.1275-3; and may
 not avail herself of the following:
The Documenting of The Evidence of Withholding of Federal Income Tax Federal Reserve Act of 1913 ?16, 26 USC 3123 The Reporting of a
Change in Filing Method
26 CFR 1.671-5, 1.1271-1.1275  The Recognizing of The Arrangement
of The Non Mortgage Widely Held Fixed Investment Trust (NMWHFIT) Internal Revenue Bulletin 2208-40,
Notice 2008-77 The Presenting of Evidence of a Non-adverse party
26 USC 672 The Declaring of Trust Interest Holder (TIH) Status and
The Acting as a middleman/nominee
 General Instruction For Forms 1099, 1098, 5498, and W-2G The Accruing of Interest and the Dividends in Certain Hypothecation Scenarios Federal Reserve, 1961,
Modern Money Mechanics; Instructions for Form 1099-DIV, 1099-INT/OID
The Reporting Under Safe Harbor Rules (26 CFR 1.671-5) The
Producing of a
Natural Fungible
Agricultural Commodity Within a NMWHFIT  7 CFR 1a & 6;
Chapter 9,
Subchapter II, Part A, 191; USDA Packers & StockyardsThe
Certifying of
Warehouse 7 USC Chapter 10, USDA P&SP
The Exhaustion of Administrative Remedies 26 CFR
301.7430-1 The Bonding of
the Public Servant for the Forwarding of all bonds
to the United States
Treasury and to stay in honor as successor. 18 US
Code 2071, 2073, 2075,
and 2076, and Executor/Beneficiary believes no
such evidence exists.
Declaration 2.  Executor/Beneficiary has no record
or evidence that
Executor/Beneficiary may not issue a Payment Bond
as described in 48
Code of Federal Regulation, and Executor/Beneficiary
believes no such
evidence exists.
Declaration 3.   Executor/Beneficiary has no record
or evidence that
Executor/Beneficiary may not and should not
employ the following:
The Reporting of Violations Through The Identification
of Terrorist Acts
and Piracy In Commerce
The Patriot Act 2001 Subtitle A invoking 31 USC 5318,
Evidencing the
Special Maritime Jurisdiction Title 9 1, Title 13,
Providing Remedy
For Plunder of Distressed
Vessel 18 USC 1658 The Qualifying under Special
Title as Federal
Agency 5 USC 105, 5 USC 551 The Contracting as an Officer
The Acceptability of Individual
Surety, FAR 28.203, 28.201  The Accepting of the Default
Offer by The Public Servants Bonded Confession through
Tacit Agreement FAR. 52.22813(a)  The Stipulating of
Forfeiture Proceedings and Audits By Inspector General FAR
Part 42, 7 USC 56, and Executor/Beneficiary believes no
such evidence exists.
Declaration 4.  Executor/Beneficiary has no record or evidence that she cannot conduct her commercial activities, private
and public, under the Uniform Commercial Code (U.C.C.), and Executor/Beneficiary believes no such evidence exists.
Declaration 5.  Executor/Beneficiary has no record or evidence that Fareed Dawud Ali, Fareed D. Ali, Fareed Ali, Dawud Ali
is not a 26 CFR Subtitle A, Chap 1 Subchapter J, Part 1 Subpart
E, Section 672 (b) non-adverse party,
and Executor/Beneficiary believes no such evidence exists.
Declaration 6.  Executor/Beneficiary has no record or evidence that on Nativity date 02/07/1961, A.D., Executor/Beneficiarys mother, unknowingly acting as agent/informant for Fareed Dawud
Ali, did not grant the State,
a corporation known as STATE of NEW JERSEY, INC., a name and birth for documentation, and form a corpus resulting in a
certain WHFIT (Widely Held Fixed Investment Trust)
as defined in section 26 CFR 301.7701-4c, and Executor/
Beneficiary
believes no such evidence exists.
Declaration 7.   Executor/Beneficiary has no record or
that FAREED DAWUD ALI Account xxx-xx-8801 did not become a
United
States person under 26 CFR 7701 (a) (30) (e) and did not
become a corpus in fact from the granting by
Executor/Beneficiarys mother, unknowingly acting as
agent/informant
at birth for baby, the Grantor of the boy, and
Executor/Beneficiary believes no such evidence exists.
Declaration 8.   Executor/Beneficiary has no record or
evidence of
ever voluntarily submitting to any condition of
involuntary servitude
and/or slavery, and because involuntary servitude
has been abolished, and being one of
those several rights public servants are sworn and
obligated
to protect, the undersigned, pursuant to his right(s),
is not compelled to be a part of a corporation,
church or political State and Executor/Beneficiary
believes no such evidence exists.
Declaration 9.  Executor/Beneficiary has no record or
evidence that a Trust Interest Holder (TIH) is not a
Grantor, co-Trustee or co-Beneficiary holding at least
one Interest, including but not limited to that
of middleman,
in the Trust(s) as it applies per IRS General
Instructions
for IRS forms 1098/1099/5498 and W2G, and
Executor/Beneficiary believes no such evidence exists.
Declaration 10.   Executor/Beneficiary has no record or
evidence that any outside approval is needed for the
Grantor to appoint, by will or Notice, the income of
the Trust(s) as per 26 CFR Subtitle A, Chap 1 Subchapter J,
Part 1 Subpart E, Section 674 (b)(3), and Executor/
Beneficiary
believes no such evidence exists.
Declaration 11.  Executor/Beneficiary has no
record or
evidence that Executor/Beneficiary does not have
 an equitable
Interest in the cestui que trust established by
the application for, and the resulting issuance
of, a Social
Security number, and in addition an Interest in
the foreign situs
trust as evidenced by the birth certificate being
on file as a registered United States security
in the possession of the Depository Trust Company
in New York City,
and Executor/Beneficiary believes no such evidence
exists.
Declaration 12.   Executor/Beneficiary has no record
or evidence
that Executor/Beneficiary cannot express the trusts
mentioned, and,
as Grantor, modify/change the terms of said trusts
to include a provision that payment may be
directed from the above-described WHFIT, and
Executor/Beneficiary
believes no such evidence exists.
Declaration 13. Executor/Beneficiary has no
record or evidence that Executor/Beneficiary
as Grantor/Beneficiary, cannot direct the Court(s)
and/or Internal Revenue Service agent(s) to settle,
or assist in settling,
any account(s) and provide details/instructions as
to the proper preparation and submittal of the
documentation and paperwork required for settlement/closure
 and/or
recoupment of funds to Executor/Beneficiarys
benefit, and Executor/Beneficiary believes no such evidence
exists.
Declaration 14.   Executor/Beneficiary has no record or evidence
that Executor/Beneficiarys prior approval is not required to access the referenced WHFIT account/funds, and that government /commercial agents acting without approval are liable and can personally incur
charges for Title 18 violations, and Executor/Beneficiary
believes no such evidence exists.
Declaration 15.   Executor/Beneficiary has no record or
evidence that Executor/Beneficiary is not a sovereign Settlor expressing the cestui que trust, and may not modify the indenture
/rules naming Daniel Werfel d/b/a The
Commissioner of Internal Revenue, and/or successors and assigns as co-Trustee(s) to settle the Executor/Beneficiarys /Beneficiarys debts, dollar for dollar, within ten days of receiving notice of a debt; additionally to monitor the three credit rating companies so as to cause the correction and removal of negative
items from reporting records, and settle all civil and criminal court case debts in name of same with private funds or credit(s)
 drawn from the referenced WHFIT, and
Executor/Beneficiary believes no such evidence exists.
Declaration 16.  Executor/Beneficiary has no record or evidence that Executor/Beneficiary, and/or his offspring and/or siblings, are not to be protected from any harm, loss of property and/or loss of liberty, by action or deed, by
individuals acting as agents or Representatives of corporation(s), as well as the municipalities, agencies, and offices commonly known as government, and
Executor/Beneficiary believes no such evidence exists.
Declaration 17.   Executor/Beneficiary has no record or evidence
that Executor/Beneficiary may not name Eric Holder d/b/a United
States Attorney General, and/or successors and assigns, as co-Trustee to enter the his ein named
Beneficiary/corporate person into the National Criminal Information Search database and the local state CIS database to be identified/reported as do not detain,
and that Executor/Beneficiary, offspring and/or siblings are not free to travel in their private, not-for-hire, non-commercial road machines, without state and/or
county registration and without hindrance or delay by policy/
statute enforcers, and Executor/Beneficiary believes no such evidence exists.
Declaration 18.   Executor/Beneficiary has no record or evidence
that Executor/Beneficiary may not name Michael S. Piwowar d/b/a
Chairman of the Securities and Exchange Commission, and/or successors and assigns, as co-Trustee to retrieve all bonds issued on/for the Executor/Beneficiary, or under the Executor/Beneficiarys name and or identification number, and make the funds retrieved
available for disbursement at Executor/Beneficiarys discretion, and Executor/Beneficiary believes no such evidence exists.
Declaration 19. Executor/Beneficiary has no record or evidence that Executor/Beneficiary may not name John Kerry d/b/a United States Secretary of State, and/or successors and assigns, as co-Trustee to provide to Executor/
Beneficiary,
and/or his offspring and/or siblings diplomatic immunity and an American National Passport for identification, travel and locomotion purposes, and
Executor/Beneficiary believes no such evidence exists.
Declaration 20.   Executor/Beneficiary has no record or evidence
that banks and other vendors that have used Executor/Beneficiarys private property, i.e. signature/autograph for unjust enrichment, will not return every
payment and/or dividend(s) plus interest accrued, for the past (38) years upon demand via Original Issue Discount or by other proper filing of IRS form(s) as
instructed by the IRS in Title 26, and Executor/Beneficiary believes no such evidence exists.
Declaration 21. Declaration 22.   Executor/Beneficiary has no record
or evidence that Executor/Beneficiary may not, in any fashion or manner, use the income and credit available in the designated Trust
(s) to discharge or offset debt for
acquisitions of consumer goods, real property or other purchases by the proper filing of IRS form(s) 1099 series or others, or authentic instruments as required or permitted, and Executor/Beneficiary believes no such evidence exists. Declaration 23. Executor/Beneficiary has no record or evidence that the following cites regarding Federal Reserve notes are not true, and Executor/Beneficiary believes no such evidence exists.
That the "giving a (federal reserve) note does not constitute payment
.. See Eckhart v. Commr. I.R.S., 42 F.2d 158 (1930). Checks, drafts, money orders, and bank notes are not lawful money of the United States, State v. Neilon, 43 Ore.
168 (1903).
That the use of a (federal reserve) Note is only a promise to pay.
See Fidelity Savings v. Grimes, 156 Kan. 55 (1942).
That the use of a (federal reserve) 'Note' is only a promise to pay.
See Fidelity Savings v. Grimes, supra. That Legal Tender
(federal reserve) Notes are not good and lawful money of the United States. See Rains v State, 143 Tenn.
168 (1920).
That (federal reserve) Notes do not operate as payment in the absence of an agreement that they shall constitute payment. See Blackshear
Mfg. Co. v Harrell, 191 Ga. 433 (1940).
Also, Federal Reserve Notes are valueless. See IRS
Section 1.1001-1 (4657) C.C.H.

Declaration 24. Executor/Beneficiary has no record or evidence that Executor/Beneficiary does not have an Unrestricted Claim of Right per Title 26 Section 1341 of the 1939 code, and Executor/Beneficiary believes no such evidence exists.
Declaration 25.  Executor/Beneficiary has no record or evidence that denying or impeding any acquisition mechanism properly
executed by the Executor/Beneficiary or any right to draw upon his claim and Interest in the Gold reserves
at value, held by the Treasury of the United States, and his deficiency payment caused by the WAR AND EMERGENCY ACT (Executive Order
(s) 2039 and 2040), under public
policy (private law) of the New Deal Cheap Food
(and others), is not a direct violation of the Constitution for the united States of America, seventeen-hundred and eighty-seven A.D., and Executor/Beneficiary believes no such evidence exists.
Declaration 26.  Executor/Beneficiary has no record or evidence that a Title 26 defined form of acquisition, secured by accounts receivable on Deposit with the Treasury for nonpayment by the United States Treasury, and for the purpose of discharging payment in like kind, debt-for-debt, is not the only means by which Executor/Beneficiary has of discharging the debt placed on her by
the UNITED STATES (and its subsidiaries), and
Executor/Beneficiary believes no such evidence exists.
Declaration 27.  Executor/Beneficiary has no evidence or record that this Notice and the filing of Internal Revenue Service
form(s) including but not limited to 1099-A, 1099-B, 1099-OID, 1099-DIV, and/or 1099-INT does not constitute a discharge under the UNITED STATES, INC. bankruptcy and insolvency, said discharge being the only means Executor/Beneficiary has of discharging the public debt placed on Executor/Beneficiary by the UNITED STATES, INC. through Executive Order(s) 2039 and 2040 of March 6, 1933 and March 9, 1933, and Executor/Beneficiary
believes no such evidence exists.
Declaration 28.  Executor/Beneficiary has no record or evidence that the FAREED DAWUD ALI TRUST is precluded from issuing private debt instruments with Original Issue Discount (OID) as described in Sections 1.1271 through Sections
1.1275 of Title 26, and Executor/Beneficiary believes no such evidence exists.
Declaration 29.   Executor/Beneficiary has no record or evidence that
the instructions on how to report a private issue debt instrument with OID do not exist in Regulation 1.1271 through 1.1275 of Title 26, and Executor/Beneficiary believes no such evidence exists.

Declaration 30.   Executor/Beneficiary has no record or evidence that
Executor/Beneficiary is not designated as the beneficial owner of the trust bearing her birth name in all capital letters; as defined in
Subpart E, part I,
subchapter J, chapter 1 of the Code, and Executor/Beneficiary believes no such evidence exists.
Declaration 31.   Executor/Beneficiary has no record or evidence
that the FAREED DAWUD ALI TRUST is not an investment trust as defined in 301.7701-4(c), and Executor/Beneficiary believes no such evidence exists.
Declaration 32. Executor/Beneficiary has no record or evidence that the FAREED DAWUD ALI TRUST TRUST is not an investment trust, or that Fareed Dawud Ali the Executor, is not a beneficial owner and a Trust Interest Holder,
in the FAREED DAWUD ALI TRUST WHFIT as defined in paragraph (b)(20)
of part 3, Title 26 1.671-5, and Executor/Beneficiary believes no such evidence exists.
Declaration 33. Executor/Beneficiary has no record or evidence that Declarations 5, 6 and 7 of this Notice do not comprise a complete definition of what a Widely Held Fixed Investment Trust is considered and accepted to be by the
Internal Revenue Service Regulation 1.671-5(b)(22), and Executor /Beneficiary believes no such evidence exists.
Declaration 34.  Executor/Beneficiary has no record or evidence that Regulation Part 1.671-5 does not make provisions for non-pro rata reporting in (D), sales of trust interest on a secondary market in (G), Reporting Redemptions in
(F), and Reporting OID under safe harbor in (vii) of Title 26, and Executor/Beneficiary believes no such evidence exists.
Declaration 35.   Executor/Beneficiary has no record or evidence
that a United States person/Person who is a Widely Held Fixed
Investment Trust is not required to do all reporting on IRS form(s)
1099 or others as required per the
regulations per IRS Publication Catalog No. 27978B and No. 64171A,
and No. 27980N, and Executor/Beneficiary believes no such evidence exists.
Declaration 36.  Executor/Beneficiary has no record or evidence that both FAREED DAWUD ALI and his corporate/trust identity,
FAREED DAWUD ALI TRUST, are not both entities considered Grantors, Trustees, beneficial owner(s), co-Trustees, co-Beneficiaries, middlemen and/or nominees in the various trust relationships, at different times, sustained in commerce, with the United States, on a daily basis, and Executor/Beneficiary believes no such evidence exists.
Declaration 37.   Executor/Beneficiary has no record or evidence
that IRS form(s) 1099 or others as required do not bring all aspects of commercial transactions to light, which is ordered for by The Patriot Act, Subtitle A, and
Executor/Beneficiary believes no such evidence exists.
Declaration 38. Executor/Beneficiary has no record or evidence that IRS form(s) 1099-INT or others as required may not be used interchangeably with IRS form(s) 1099-OID or others as required in certain cases as per Internal Revenue Service catalog No. 27980N, Instructions for Forms 1099-INT and 1099-OID, and Executor/Beneficiary believes no such evidence exists.
Declaration 39. Executor/Beneficiary has no record or evidence that an Original Issue Discount (OID) and private debt instruments are not valid under Regulations 1.1271-1, 1.1271-2, 1.1272-2, 1.1271-3, through 1.1275, and
Executor/Beneficiary believes no such evidence exists.
Declaration 40. Executor/Beneficiary has no record or evidence that a Dividend from the monetization of a signature or an instrument is not reportable as per Internal Revenue Service catalog No. 27978B Instructions for Form
1099-DIV, and Executor/Beneficiary believes no such evidence exists.
Declaration 41. Executor/Beneficiary has no record or evidence that 662 of US Code Title 26 does not require the reporting of distributed corpus or income accumulating in a Widely Held Fixed Investment Trust, and
Executor/Beneficiary believes no such evidence exists.
Declaration 42.Executor/Beneficiary has no record or evidence that Executor/Beneficiary is not part of an ational banking association,i.e., an association of nationwide private, unincorporated People engaged in the business of banking to issue notes against obligations of the
 United States due them; whose property and labor has been hypothecated as surety for the public debt, the U.S.
Governments debt and currency, by legal definitions, and Executor/Beneficiary believes no such evidence exists.

Declaration 43.   Executor/Beneficiary has no record or evidence
that Executor/Beneficiary is not able to tender private debt instruments for settlement of an Obligation of THE UNITED STATES, under Title 18
USC Section 8,
representing as the definition provides a certificate of indebtedness drawn upon an authorized officer of the United States, for example, the Secretary of the Treasury, and issued under an Act of Congress (in this instance:
public law 73-10, HJR-192 of 1933 and Title 31 USC 3123, and 31 USC 5103) and by treaty (for example, the UNITED NATIONS CONVENTION ON INTERNATIONAL BILLS OF EXCHANGE AND INTERNATIONAL PROMISSORY NOTES (UNCITRAL) and the Universal Postal Union headquartered in Bern,
Switzerland, and Executor/Beneficiary believes no such evidence exists.


Declaration 44.   Executor/Beneficiary has no record or evidence
that the referenced WHFIT is not an Executive Agency per 5 U.S.C.
105, and Executor/Beneficiary believes no such evidence exists.

Declaration 45.   Executor/Beneficiary has no record or evidence
that the referenced WHFIT is not an agency, per 5 U.S.C 551, and Executor/Beneficiary believes no such evidence exists.

MATTERS OF INTEREST
Involuntary Use. I am forced involuntarily to use U.S. funds such as Federal Reserve Bank/System notes, commercial liability instruments and electronic liability transactions as part of a scheme to compel the principals to impart artificial commodity value to the liability evidenced thereon, on the authority of MacLeod v. Hoover, No. 26395, S.
 Ct. (La.), 105 So. 305 (1925). That court
citing U.S. Bank v. Bank of Georgia, 23 U.S. 333 (1825) and
Public Law 97-248 (1982).
Legal Tender No Longer Required. In light of the holding of
Guaranty Trust Co. v. Henwood, 307 U.S. 247 (1939), take notice of... As of October 27, 1977, legal tender for discharge of debt is no longer required. That is because legal tender is not in circulation at par with promises to pay credit Baltimore and Ohio R.R. v. State 36 Md. 519 (1872). There can be no requirement of repayment in legal tender either, since legal tender was not loaned, nor in circulation and repayment, or payment, and need only be made in equivalent kind; a negotiable instrument.
U.S. CITIZEN AS SURETY
I recognize that the U.S. citizen presented is a legal fiction.
I also recognize that it is a surety for the United States.
As one of the People, a Beneficiary of the several trust(s) created by the Constitution, so declared in the Declaration of Independence, another constitution, and by President Franklin D. Roosevelt in 1933, the U.S. citizen is a surety and I recognize that I can use my prepaid trust account to discharge instruments received when issued and transferred to me for value.

BIRTH CERTIFICATE
I recognize the following statements as true on the public side about my birth certificate:
1. The birth certificate is a result of the President?s Oath;
2. As a result of the Presidents Oath, my birth certificate is evidence of the obligation the United States owes to me;
3. The birth certificate represents value and is evidence of a pledge by a U.S. citizen to be a surety for the United States;
4. The birth certificate is security for the pledge of allegiance to the United States and its statutes, made by the U.S. citizen;
5. The birth certificate is a security interest in the labor of the U.S. citizen the certificate represents, based on the
U.S. citizen?s pledge to the United States;
6. The United States has an antecedent claim against the U.S. citizen?s labor through the pre-existing contract (pledge).
7. Provides use of exemptions, as in an Accepted for Value process, for deposits/offsets of statements, offers, presentments, bills, tax bills or an IRS voucher through the private side.
I recognize the following statements as true on the private side in relation to my birth certificate:
1. The birth certificate is a receipt;
2. The birth certificate is evidence of a promise made by the President to the People;
3. The birth certificate is security for the promise of distributions from the trust to me as Beneficiary;
4. The birth certificate is a security interest in distribution from the trusts established by the Declaration of Independence, the Constitution and by President Franklin D. Roosevelt in 1933;
5. The birth certificate is a remedy that represents an antecedent claim I have against the United States;
6. The birth certificate is evidence of a pre-existing contract;
7. The birth certificate represents the prepaid account I have available for offsets.
SPECIAL NOTICE TO THE FEDERAL RESERVE-INSTRUMENTS ISSUED
FOR AND BY THE US
I recognize that when the United States issues/presents an instrument or claim for value the actual objective is to get value or to get consideration to settle or correct an account, controversy or claim.

PAYMENT BOND SYNOPSIS
I recognize that when I issue a payment bond for value of any instrument presented to me, I accept whatever consideration the
United States has offered me as evidence of an obligation it has to me as a Beneficiary, and I accept whatever consideration is offered on the instrument transferred to me through the U.S. citizen that I represent.
When I issue a payment bond for value for an instrument presented to me by the United States or subsidiaries, in any capacity, I may use a distribution from the trust(s) account(s) to discharge or offset, as appropriate, the instrument via my prepaid account(s). I recognize that when I issue a payment bond the instrument for value results in a distribution from one or more of the several trusts described herein.
By issuing a payment bond for an instrument for value, I can close the account on behalf of the U.S. citizen I represent.
In this way, I fulfill the U.S. citizens legal duty and obligation to discharge the bill and my moral duty to close the account, if appropriate. When I issue a payment bond for value and return it for settlement and closure of the account with the Secretary of the
Treasury or the IRS, this provides the payment to balance the books and close or settle the account or controversy.
NOTICE OF UNDERSTANDING, INTENT AND CLAIM OF RIGHT
I hereby present recipients with Notice of Understanding, Intent and Claim of Right to avoid potential confusion or conflict, to maintain my honor and, ensure clarity between all government agents/agencies and myself.
Peacefully, I desire to avoid conflict and to live lawfully with maximum freedom. I continue to study the history of the United States of America and its legal system. Common understandings and observations lead to certain conclusions. After reading various Acts and Statutes, exploring the usage of language therein, I now know that lawful and legal are two different words with distinct definitions.
I also understand that the United States Government/subsidiaries are NOT a nation entity occupying a certain geographical location but merely a corporation with de facto authority by action and practice.
This corporation can only make corporate/contract law, which has the force of law only upon its consenting members.
From my research, the law of the lan is the peaceful common law, which is not influenced by Acts and Statutes. Under common law, the rights, freedoms and duties of private individuals have long been established, and, unlike statute law, common law has had a progression toward more freedom and personal responsibility rather than less. Among the rights and freedoms understood by common law are such things as the rights to life, liberty, the pursuit of happiness, property and use thereof, privacy, peace, to travel freely, contract and commit commerce and trade in public and private without harassment, intimidation or restriction of/by license.
The obligations and duties of those living under common law are essentially to ensure that one does not infringe or allow others to infringe upon those inalienable and unalienable rights and freedoms. I have also learned that the rights of a free spiritual being cannot be lawfully limited without consent, as that would imply involuntary servitude. Rights are not bestowed upon one by another, unless the first gives consent or the first is the lawful property of the second. The very nature of the concept of consent is that it can only exist among equals with full
disclosure and without coercion or duress. I do not recall ever being sold or purchased as a slave, nor do I recall giving my free consent to be governed or represented by any governmental agent, agency or authority, although at times I have been deceived and intimidated into submission.
These various rights and freedoms are self-evident and unalienable to just be. For lawful representation to exist there must be mutual consent, which may be revoked/rescinded for any reason, depending on the nature of a specific contract between the two parties.
I hereby notify recipients and any other interested parties that I revoke and rescind my consent to be governed by corporate entitiesin their legal or artificial capacity with which I have no conscionable contract. I declare that I am not a corporation, an insurer, or the legal representative of a decedent nor an infant or an incompetent.

I, Fareed Dawud Ali Executor/Beneficiary,

Acting peacefully and civilized within community standards, I strive and aspire to exist free from violent aggression or injury, reject wrongful acts and prosecutions endured or imposed, and I seek quiet enjoyment of all my right(s), Interest(s) and property, both tangible and intangible, and declare, for and on the record:

Any activity for which one must apply and receive a license or permit must itself be a fundamentally statutory or State-sanctioned activity contrary to a sovereigns right(s) and Interests, and As I am a sovereign and not a child; I operate with full responsibility.
I do not see need, nor can I be required, to ask permission to engage in lawful and peaceful activities, especially from those entities who claim limited liability, and
A by-law is defined as a rule of a corporation, and Corporations are legal fictions requiring valid contracts in order to claim authority or control over their employees and other parties alleged, andLegal fictions lack a soul and cannot exert control over those who thus blessed and operate with respect to that knowledge, as only a fool would allow soulless fictions to dictate one?s actions, and I have a right to my property without having to pay for the use or enjoyment of it, and

A summons is merely an invitation to attend, and those issued by the United States or any of its agencies/subsidiaries create no obligation or dishonor if and when disregarded, or met by ?special appearance?, and

Peace officers have a duty to distinguish between statutes and law, and those who attempt to enforce statutes against a sovereign are in fact breaking the very law(s) they are sworn to uphold, and Permanent estoppel by default, lawfully bars any peace officer, government agent or prosecutor from bringing charges against a sovereign, under any Act or Statute.

Executor/Beneficiary expresses all Notice(s), Claim(s), Averment(s) Understanding(s) herein to be true, complete and correct to the best of his current knowledge and understanding of the material presented, with full transparency, in
Good Faith and without Malice, with the sole purpose and inherent right to correct the record.

SIGNATURES
Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Conyers, State of Georgia, on this First day of October, 2013.



FAREED ALI
__________________________________________




Name: Fareed Ali

Title: Executor